Exhibit 99   Press Release

visionGATEWAY Inc. Announces Strategic Move into the Chinese VoIP Market

New York - April 24, 2006 - Michael Emerson, CEO of visionGATEWAY Inc., (OTCBB: VGWA), an Enterprise Solutions Development and Global Distribution company with a focus on Internet Management, Security and VoIP, announced the signing of a Heads of Terms with eBanx (UK) Limited relating to the acquisition of the business of eBanx by visionGATEWAY, Inc. In order to meet its strategic growth opportunities in the VoIP market, specifically in China, visionGATEWAY is finalizing contractual agreements to complete the acquisition of eBanx within the next 90 days, whereby eBanx will become a wholly owned subsidiary of visionGATEWAY, Inc.

eBanx (UK) Limited is a Scottish company that was set up over 4 years ago specifically to hold a 49% share in Beijing Huyang, a Chinese company that was issued the first VoIP license in Beijing. Beijing Huyang now also owns other VoIP licenses and has the rights to resell China Telecom, China Unicom and China Netcom services. It also has the right to develop/acquire its own VoIP technology and sell that in the Beijing area. Beijing Huyang has also been approved for a China-wide national VoIP license subject to further capitalization.

Alan Boyd, a Director of visionGATEWAY, who has facilitated the transaction, said that the opportunity to work with Beijing Huyang will enable visionGATEWAY to expand the distribution of its solutions to the Chinese market, particularly the new secure VoIP solution bundle that visionGATEWAY
has in conjunction with Centile's VoIP IntraSwitch solution.   Mr. Boyd has
been involved in the Chinese Technology market for over 20 years. He co-founded St Banks International Group, a wholly-owned intellectual property management company in Shanghai and Tian Na TV and Media Company, the first Western-owned television company to be licensed in China.

A pioneer of the US personal computer industry in the 1970s, Boyd became the first Product Development Manager at Microsoft in 1980 where he reported directly to Bill Gates. At Microsoft he was responsible for the development of many software products that have since become household names and sold hundreds of millions of copies. He was subsequently responsible for the formulation and implementation of Microsoft's successful acquisitions strategy.

About visionGATEWAY, Inc.

visionGATEWAY, Inc ("VGWA") visionGATEWAY is an Enterprise Solutions Development and Distribution company with a focus on Internet Resource Management and Security. It is accelerating its growth in key markets - USA, Australia, Asia, and Europe.

visionGATEWAY is continuing the building of a Global Distribution Network using its proprietary business model to grow sales through strategic partnerships - these include the Avnet Partner Solutions distributorships for United Kingdom, North America, and Australia/New Zealand, as well as joint solution distribution partnerships with iProof and NetIntelligence in the UK, Patriot Techcorp in the USA, and Centile in UK/France. The arrangements visionGATEWAY has established with Centile, iProof and NetIntelligence are the first of a series of worldwide distribution agreements being facilitated by Alan Boyd, former head of acquisitions at Microsoft and now a Director of the Company.

The Company's first product ("INTERScepter TM") is an Internet Resource Management & Security solution. The initial INTERScepter versions have focused on an enterprise business solution that helps to improve Company earnings by assisting organizations in understanding, managing and exploiting Internet usage and valuable resources, including bandwidth, systems and employee productivity. The INTERScepter TM solution empowers managers to effectively control, schedule and utilize costly Internet resources, while placing responsibility on users to self manage and modify their Internet usage behavior.

visionGATEWAY's product innovation for its INTERScepter solution continued with the release of the Linux platform version in late 2004, and in December 2005 reached a significant milestone with the release of a version for the Home/SOHO markets, as well as providing many other technical and functional innovations that enhance saleability. Designed so it can be embedded onto ADSL/Cable Modems and Wired/Wireless routers, INTERScepter@Home is specifically targeted to the home, home office and small business market
segments.   INTERScepter@Home is engineered using the NG platform that has been developed by the R&D team as the foundation for all future INTERScepter product variations. It is further facilitated by not only providing a single system solution, but also providing a "solution on a chip" to be OEM'd with communications systems manufacturers and communications bandwidth suppliers, particularly the ISP market.

Forward-Looking Statements

All statements other than statements of historical fact included herein, including without limitation statements regarding the Company's financial position, business strategy, and the plans and objectives of the Company's management for future operations, are forward looking statements. When used in this release, words such as "anticipate," "believes," "estimate," "expect," "should," "intend," "projects," "objective," and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, the realization of projected customer contracts, ability to raise additional funds, competitive factors and pricing pressure, capacity and supply constraints and such other risk factors as described in the Company's SEC filings. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties, and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company, including those set forth in our public filings. Readers are cautioned not to place undue reliance on these forward- looking statements. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

CONTACTS for more information:

For more information contact visionGATEWAY, Inc. through Mike Emerson at +1-310-754-3466, or via e-mail at emersonmf@visiongateway.net. Also, visit visionGATEWAY's website at www.visiongateway.net.

For Investor information please contact Premier Funding & Financial Marketing Services LLC, through Kelly Black, President, on +1-480 649-8224 or e-mail at kblack@premierfundingservice.com. Or for Investor Relations please contact hkerwin@premierfundingservice.com.